UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2024

AVID BIOSERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14191 Myford Road, Tustin, California 92780

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6100

__________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CDMO	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐   Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Indenture and Notes

On March 12, 2024, Avid Bioservices, Inc. (the “Company”) completed its previously announced private offering (the “Offering”) of $160.0 million aggregate principal amount of 7.00% Convertible Senior Notes due 2029 (the “Notes”). The Notes were issued pursuant to an indenture, dated March 12, 2024 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

The Notes are senior unsecured obligations of the Company and will mature on March 1, 2029, unless earlier converted or repurchased. The Notes will accrue interest payable semiannually in arrears on March 1 and September 1 of each year, beginning on September 1, 2024, at a rate of 7.00% per year. The Notes are convertible at the option of the holders at any time before the close of business on the business day immediately preceding September 1, 2028 only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on July 31, 2024 (and only during such fiscal quarter), if the last reported sale price of the Company’s common stock, par value $0.001 per share (“Common Stock”), for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events as set forth in the Indenture. On or after September 1, 2028, until the close of business on the second scheduled trading day immediately preceding the maturity date, holders of the Notes may convert all or any portion of their Notes, in integral multiples of $1,000 principal amount, at any time, regardless of the foregoing circumstances. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture.

The conversion rate for the Notes will initially be 101.1250 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $9.89 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 12.5% to the last reported sale price of the Common Stock on the Nasdaq Capital Market on March 6, 2024. The conversion rate for the Notes is subject to adjustment in some events in accordance with the terms of the Indenture but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur before the maturity date of the Notes, the Company will, in certain circumstances, increase the conversion rate of the Notes for a holder who elects to convert its Notes in connection with such a corporate event.

The Company may not redeem the Notes prior to the maturity date.

If the Company undergoes a fundamental change (as defined in the Indenture), then, subject to certain conditions and except as described in the Indenture, holders may require the Company to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company after which the Notes become automatically due and payable. The following events are considered “events of default” under the Indenture:

•	default in any payment of interest (not including additional interest (as defined in the Indenture)) on any Note when due and payable, and the default continues for a period of 30 days;
•	default in the payment of principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;
•	the Company’s failure to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right;
•	the Company’s failure to give a fundamental change notice, notice of a make-whole fundamental change, or notice of a specified corporate transaction, in each case, when due;
•	the Company’s failure to comply with its obligations in respect of any consolidation, merger or sale of assets;
•	the Company’s failure to comply with any of the Company’s other agreements contained in the Notes or the Indenture for 60 days after its receipt of written notice of such failure from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding;

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•	default by the Company or any subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 45 days of the occurrence thereof;
•	a final judgment or judgments for the payment of $10.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any subsidiary of the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;
•	certain events of bankruptcy, insolvency, or reorganization of the Company or any of the Company’s significant subsidiaries; and
•	default in the payment of additional interest on any Note when due and payable, and such default continues for a period of 30 days after written notice of such default from any holder of the Notes then outstanding has been received by the Company or the trustee.

If certain bankruptcy or insolvency-related events of default involving the Company (or any of its significant subsidiaries) occur, 100% of the principal of, and accrued and unpaid interest on, the Notes will automatically become due and payable. If an event of default with respect to the Notes, other than certain bankruptcy- or insolvency-related events of default involving the Company, occurs and is continuing, the trustee, by notice to the Company, or the holders of at least 25% in principal amount of the outstanding Notes by notice to the Company and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest on all the outstanding Notes to be due and payable. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company so elects, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture will, for the first 360 days after the occurrence of such event of default, consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 360th day following the occurrence of such event of default, as long as such event of default is continuing (in addition to any additional interest that may accrue as a result of any other default).

The Indenture provides that the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its subsidiaries to another person, unless: (i) the resulting, surviving or transferee person (if not the Company) is an corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such successor entity (if not the Company) expressly assumes by supplemental indenture all of the Company’s obligations under the Notes and the Indenture; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture; and (iii) the Company shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, sale, conveyance, transfer or lease and such supplemental indenture, if any, and instrument of assumption, if any, comply with the Indenture.

A copy of the Indenture is attached hereto as Exhibit 4.1 (including the form of the Notes attached hereto as Exhibit 4.2) and this description is qualified in its entirety by reference to such document.

Proceeds

The net proceeds from the Offering were approximately $153.5 million, after deducting the placement agent’s commissions and the estimated Offering expenses payable by the Company. The Company expects to use a portion of the net proceeds from the Offering (i) to repurchase for cash a portion of the Company’s 1.250% Exchangeable Senior Notes due 2026 (“2026 Notes”) in privately negotiated transactions from certain noteholders and (ii) to the extent there are 2026 Notes outstanding after such repurchases, to repay in full any remaining outstanding 2026 Notes by depositing the required payoff amount with the trustee under the indenture for the 2026 Notes. As described in more detail in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 6, 2024, all of the 2026 Notes have been accelerated and have become due and payable pursuant to an acceleration notice.

The Company issued a press release to announce the Offering on March 7, 2024 and issued a press release to announce the pricing of the Offering on March 7, 2024, copies of which are filed as Exhibit 99.2 and Exhibit 99.3 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2024.

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Amendment to Credit Agreement

In connection with the Offering, on March 12, 2024, the Company, as borrower, entered into Amendment No. 2 to Credit Agreement (the “Amendment”) among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, which amends the Company’s Credit Agreement with Bank or America, N.A. (as amended, the “Amended Credit Agreement”). Pursuant to the Amendment, the Amended Credit Agreement, among other changes, (i) waives the events of default under the Credit Agreement as a result of the acceleration of the 2026 Notes, (ii) permits the issuance of the Notes and the repayment of the 2026 Notes and (iii) adjusts certain financial covenant in the Credit Agreement.

References to the terms of the Amendment and the Amended Credit Agreement are qualified in their entirety by reference to the full text of the Amendment, which is incorporated herein by reference to Exhibit 10.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

Statements in this report, which are not purely historical, including the use of proceeds from the Offering, and other statements that are not statements of historical fact, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, those related to market and other conditions; and other risks and uncertainties that are described in the Risk Factors section of our annual report on Form 10-K for the fiscal year ended April 30, 2023, as well as any updates to these risk factors filed from time to time in our other filings with the Securities and Exchange Commission. We caution investors not to place undue reliance on the forward-looking statements contained in this report, and we disclaim any obligation, and do not undertake, to update or revise any forward-looking statements in this report except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of March 12, 2024, by and between the Company and U.S. Bank Trust Company, National Association, as Trustee.
4.2	Form of Global Note, representing the Company’s 7.00% Convertible Senior Notes due 2029 (included as Exhibit A to the Indenture filed as Exhibit 4.1).
10.1	Amendment No. 2 to Credit Agreement, dated as of March 12, 2024, by and among the Company, the lenders party thereto and Bank of America, N.A. as administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID BIOSERVICES, INC.

Date: March 14, 2024	By:	/s/ Daniel R. Hart
Daniel R. Hart
Chief Financial Officer

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